420 Throckmorton Street
Suite 200
Ft. Worth, Texas 76102
1-800-280-2404

May 3, 2018

Galenfeha, Inc.
420 Throckmorton Street
Ft. Worth, TX 76102

Dear Members of the Board:

I, James Ketner, hereby resign my position as President and CEO of Galenfeha, Inc., effective May 3, 2018. I will retain my position as Chairman of the Board until such time as a new, independent board of directors has been elected and installed.

Sincerely,

/s/ James Ketner
James Ketner
Chairman